     As filed with the Securities and Exchange Commission on January 4, 2002

                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                                VERTICALNET, INC.
               (Exact name of issuer as specified in its charter)

            Pennsylvania                              23-2815834
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation of organization)

                                700 Dresher Road
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)

         Verticalnet, Inc. Equity Compensation Plan for Employees (1999)
               Atlas Commerce, Inc. 1999 Long Term Incentive Plan
                            (Full title of the plan)

                             James W. McKenzie, Jr.
             Executive Vice President, General Counsel and Secretary
                                Verticalnet, Inc.
                                700 Dresher Road
                           Horsham, Pennsylvania 19044
                                 (215) 328-6100
  (Name, address, telephone number, including area code, of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                      Proposed      Proposed
                                      Maximum        Maximum
    Title of           Amount         Offering      Aggregate       Amount of
Securities to be        to be        Price Per      Offering       Registration
   Registered       Registered(1)     Share(2)        Price          Fee(3)
--------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share            6,859,927         $1.445     $9,912,594.50        $2369.11
================================================================================

(1) This registration statement covers 4,500,000 additional shares of Common Stock of Verticalnet, Inc. that may be offered or sold pursuant to the Verticalnet, Inc. Equity Compensation Plan for Employees

    (1999), as amended and 2,359,927 shares of Common Stock of Verticalnet, Inc. that may be offered or sold pursuant to the Atlas Commerce Inc. 1999 Long Term Incentive Plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) The maximum offering price is estimated solely for the purposes of calculating the registration fee pursuant to 457(c) and (h) using the average of the high and low sales prices reported by the Nasdaq National Market for the Common Stock of Verticalnet, Inc. on December 31, 2001.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000239.

                                EXPLANATORY NOTE

      Verticalnet, Inc. (the "Company") files this Registration Statement with respect to 4,500,000 additional shares of its Common Stock that may be offered or sold pursuant to the Verticalnet, Inc. Equity Compensation Plan for Employees
(1999), as amended (the "1999 Verticalnet Plan").

      With respect to the shares referenced above, the Company files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the Registration Statements previously filed by the Company on Form S-8 (File Nos. 333-34222 and 333-46016) on April 6, 2000 and September 18, 2000, respectively. The current registration of 4,500,000 shares of the Registrant's Common Stock will increase the number of shares registered for issuance under the 1999 Verticalnet Plan to 18,500,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, as filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 14, 2001.

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 13, 2001.

      (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001.

      (e) The Company's Current Reports on Form 8-K, as amended, filed with the Commission since December 31, 2000.

      (f) The description of the Common Stock of the Company contained in a registration statement filed on Form 8-A under the Securities Exchange Act of 1934 filed on January 19, 1999, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Certain legal matters with respect to the securities being registered hereby have been passed upon by James W. McKenzie, Jr., Executive Vice President, General Counsel and Secretary of the Company. Mr. McKenzie is paid a salary by, and is a participant in various employee benefits plans of, the Company. Mr. McKenzie beneficially owns Common Stock and has options to purchase Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") provide the Company the power to indemnify any officer or director who was or is a party or is threatened to be made a party to any action or proceeding by reason of the fact that he is or was an officer or director of the Company, against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding, whether the action was instituted by a third party or arose by or in the right of the Company, if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 1743 of the PBCL provides that to the extent that an officer or director of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the PBCL, or in defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such officer or director in connection therewith.

      The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify any officer or director who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an officer or director of the Company, to the fullest extent permitted under the PBCL.

      The Amended and Restated Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors of the Company so determines, purchasing and maintaining insurance.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following is a list of exhibits filed as part of this Registration Statement.

      Exhibit
      Number            Exhibit
      ------            -------

      5.1         Opinion of James W. McKenzie, Jr.
      23.1        Consent of KPMG LLP
      23.2        Consent of James W. McKenzie, Jr. (included within
                  Exhibit 5.1)

Item 9. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania on January 4, 2002.

                                    VERTICALNET, INC.

                                    By: /s/ Michael J. Hagan
                                       ---------------------------------------
                                       Michael J. Hagan,
                                       President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                      Title                   Date

   /s/ Mark L. Walsh             Chairman of the Board and    January 4, 2002
------------------------------   Director
   Mark L. Walsh

   /s/ Michael J. Hagan          President, Chief Executive   January 4, 2002
------------------------------   Officer and Director
   Michael J. Hagan              (principal executive
                                 officer)

   /s/ David Kostman             Chief Operating Officer      January 4, 2002
------------------------------   and Chief Financial
   David Kostman                 Officer (principal
                                 financial officer and
                                 accounting officer)

   /s/ Jeffrey C. Ballowe        Director                     January 4, 2002
------------------------------
   Jeffrey C. Ballowe

   /s/ Walter W. Buckley, III    Director                     January 4, 2002
------------------------------
   Walter W. Buckley, III

   /s/ Howard D. Ross            Director                     January 4, 2002
------------------------------
   Howard D. Ross

   /s/ Robert F. Bernstock       Director                     January 4, 2002
------------------------------
   Robert F. Bernstock

   /s/ Kevin McKay               Director                     January 4, 2002
------------------------------
   Kevin McKay

                                 Director
------------------------------
   Satya Nadella

                                VERTICALNET, INC.

                                INDEX TO EXHIBITS

      Exhibit
      Number            Exhibit
      ------            -------

      5.1         Opinion of James W. McKenzie, Jr.
      23.1        Consent of KPMG LLP
      23.2        Consent of James W. McKenzie, Jr. (included within
                  Exhibit 5.1)